Exhibit 10.2

SALE & PURCHASE AGREEMENT

An AGREEMENT OF SALE AND PURCHASE made the day and year stated in Section 1 of the First Schedule hereto between the first party whose name and description are stated in Section 2 of the First Schedule hereto (hereinafter referred to as “the Vendor”) of the one part AND the second party whose name and description are stated in Section 3 of the First Schedule hereto (hereinafter referred to as “the Purchaser”) of the other part.

WHEREAS:-

1.	The Vendor is the registered and beneficial owner of the property described in Section 4 of the First Schedule hereto (hereinafter referred to as “the Property”).

2.	The Property is currently charged to the Chargee who’s particulars is described in Section 5 of the First Schedule hereto.

3.	The Property is currently vacant and the Vendor may let out the Property to any interested Tenant subject to the Vendor has first obtained the prior written consent of the Purchaser before entering into tenancy agreement with any interested Tenant PROVIDED ALWAYS THAT the said consent shall not be unreasonably withheld by the Purchaser.

4.	The Vendor is desirous to sell to the Purchaser and the Purchaser is desirous to purchase from the Vendor the Property with vacant possession/legal possession on “as is where is basis” and free from all encumbrances except for such restriction in interest and category of land use and conditions of the title expressed or implied in the Issue Document of Title to the Property (hereinafter referred to as “the Strata Title”) and subject to the terms and conditions hereinafter contained.

5.	The Purchaser is represented by Messrs C.W. Chan & Co. Advocates & Solicitors, No.6-3A, Jalan Pandan 2/5, Pandan Jaya, 55100 Kuala Lumpur (hereinafter referred to as “the Purchaser’s Solicitors”) whereas the Vendor is represented by Messrs Yew Hock & Loh, Advocates & Solicitors of No.19B, First Floor, Jalan Desa Jaya, Business Town Centre, Taman Desa, 58100 Kuala Lumpur (hereinafter referred to as “the Vendor’s Solicitors”).

GENERAL CONDITIONS

1.	SALE AND PURCHASE

The Vendor hereby agrees to sell and the Purchaser hereby agrees to purchase the Property on an “as is where is” basis with vacant/legal possession and free from all encumbrances except for such restriction in interest (if applicable) and category of land use and conditions of the title expressed or implied in the Title Deed at the purchase price as stated in Section 6 of the First Schedule hereto (hereinafter referred to as “the Purchase Price”).

2.	PURCHASE PRICE AND MANNER OF PAYMENTS

The Purchase Price shall be paid by the Purchaser in the following manner:-

2.1	An earnest deposit in the sum as stated in Section 7 of the First Schedule hereto (hereinafter referred to as “the Earnest Deposit”) has been paid by the Purchaser to the Vendor prior to the execution of this Agreement.

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2.2	The balance deposit in the sum as stated in Section 8 of the First Schedule hereto (hereinafter referred to as “the Balance Deposit”) shall be paid by the Purchaser to the Vendor upon the execution of this Agreement the receipt whereof (the Vendor hereby expressly acknowledges). The Earnest Deposit and the Balance Deposit (hereinafter collectively referred to as “the Deposit Sum”) shall be towards part payment of the Purchase Price.

2.3	The balance of the Purchase Price in the sum as stated in Section 9 of the First Schedule hereto (hereinafter referred to as “the Balance Purchase Price”) shall be paid to the Vendor’s Solicitors as stakeholders in the manner and at the time stated in Section 10 of the First Schedule hereto (hereinafter referred to as “the Completion Period”).

2.4	In the event that the Purchaser shall be unable to pay the Balance Purchase Price or any part thereof on or before expiry of the Completion Period, the Vendor shall grant to the Purchaser an extension of time in the manner provided for in Section 11 of the First Schedule hereto (hereinafter called “the Extended Completion Period”) to pay the same and it is hereby agreed that the Purchaser shall pay to the Vendor interest at the rate prescribed in Section 12 of the First Schedule hereto (hereinafter referred to as “the Late Payment Interest”) on the sum remaining unpaid until such time when such remaining sum shall have been fully paid which shall be in any event on or before the expiry of the Extended Completion Period.

2.5	The completion of the sale and purchase hereof shall take place upon the receipt by the Vendor’s Solicitors as stakeholders the Balance Purchase Price and the Late Payment Interest, if any and apportionments of outgoings. The date on which the Balance Purchase Price and the Late Payment Interest and apportionments of outgoings received by the Vendor’s Solicitors as stakeholders shall be referred to as the “Completion Date”.

For avoidance of doubt, any payment made other then in the form of cash shall only deemed received by the Vendor’s Solicitors upon the cheque/cashier’s order/bank draft is confirmed cleared for payment by the Vendor’s Solicitors’ receiving bank provided that the Vendor’s Solicitors presents the cheque/cashier’s order/bank draft for clearance immediately on the day of receipt thereof or the next working day of receipt thereof.

2.6	Upon receipt of the Balance Purchase Price, the Vendor’s Solicitors shall utilize the whole or part of the Balance Purchase Price in the following manner: -

(a)	Firstly, to redeem the Property from the Chargee;

(b)	Secondly, to pay all charges, expenses, outgoings in respect of the Property and other payments, if any, payable by the Vendor by virtue of these presents and or under Clause 6 and 7 of this Agreement; and

(c)	Finally, to release the remaining Balance Purchase Price to the Vendor at the expiry of seven (7) working days after the Memorandum of Transfer has been presented for registration with the relevant land registry/office Or at the expiry of seven (7) working days after the Purchaser’s Solicitors receipt of the Documents of Title (as hereinafter defined), whichever is applicable and earlier PROVIDED ALWAYS THAT: -

i.	Vacant possession of the said Property has been delivered by the Vendor to the Purchaser; or

ii.	Legal possession of the Property has been delivered to the Purchaser and clause 6.2 has been complied with by the Vendor

For purpose of this provision, the Memorandum of Transfer shall be deemed to have been duly presented for registration with the relevant land registry/office within seven (7) working days from the date of the receipt by the Purchaser’s Solicitors or the Purchaser’s Financier’s Solicitors, as the case may be of the Documents of Title and the requisite registration fee for discharge of charge from the Vendor’s Solicitors. In the event that the Memorandum of Transfer is not presented for registration within the said period, the Vendor’s Solicitors are hereby authorized to proceed with the release of the Balance Purchase Price to the Vendor after the expiry of the seven (7) working days’ period.
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3.	DOCUMENTATION

3.1	Execution and delivery of the Memorandum of Transfer

(a)	Simultaneous with the execution of this Agreement the Vendor shall execute a Memorandum of Transfer of the Property in favour of the Purchaser (hereinafter referred to as “the Memorandum of Transfer”) and deposit the same with the Purchaser’s Solicitors for the purpose of submitting the Memorandum of Transfer for adjudication of the stamp duty payable thereon.

(b)	The Purchaser’s Solicitors shall retain the Memorandum of Transfer after adjudication and stamping thereof as stakeholders, and shall not part with or present the same for registration at the relevant land registry or release the same to the Financier’s solicitors, as the case may be, until and unless the Purchaser has paid the full Balance Purchase Price to the Vendor’s Solicitors as stakeholder under Clause 2 hereof OR if the Purchaser is obtaining the Loan to part finance its purchase of the said Property, until and unless the Vendor’s Solicitors shall have received the Differential Sum (as defined hereunder) and the Financier’s Undertaking (as defined hereunder).

(c)	The Vendor hereby agrees that in the event this Agreement is terminated for any reasons whatsoever Purchaser is allowed to retain the stamped Memorandum of Transfer for the purpose of claiming refund of stamp duty from the relevant Authority on the Purchaser’s undertaking to return the Memorandum of Transfer to the Vendor upon receipt of the said refund.

3.2	Deliver of Documents After Execution of the Agreement

3.2.1	Simultaneous or as soon as practicable with or after the execution of this Agreement the Vendor shall furnish the following to the Purchaser’s Solicitors :-

(a)	a copy of the Strata Title;

(b)	a certified true copy of the current year’s quit rent and assessment receipt;

(b)	the Vendor’s following documents:-

(i)	a certified true copy each of the Vendor’s signatories identity cards;

(ii)	a certified true copies each of the Vendor’s latest Forms 24, 44 and 49;

(iii)	a certified true copies of the Vendor’s Members’ Resolution authorising the sale of the said Property to the Purchaser;

(iv)	a certified true copies of the Vendor’s Board Resolution authorising the sale of the said Property to the Purchaser, the execution of this Agreement and the Memorandum of Transfer and the affixation of the Vendor’s common seal thereon in accordance with the provisions of its Articles of Association;

(v)	a certified true copies of the Vendor’s Memorandum and Articles of Association; and

(vi)	details of the Vendor’s income tax number and the branch office address where the file is maintained.

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3.2.2	Simultaneous with the execution of this Agreement the Purchaser shall deliver to the Vendor’s Solicitors the following documents :-

(i)	a certified true copy each of the Purchaser’s signatories identity cards;

(ii)	a certified true copies each of the Purchaser’s latest Forms 24, 44 and 49;

(iii)	a certified true copies of the Purchaser’s Members’ Resolution authorising the sale of the said Property to the Purchaser;

(iv)	a certified true copies of the Purchaser’s Board Resolution authorising the purchase of the said Property from the Vendor, the execution of this Agreement and the Memorandum of Transfer and the affixation of the Purchaser’s common seal thereon in accordance with the provisions of its Articles of Association;

(v)	a certified true copies of the Purchaser’s Memorandum and Articles of Association; and

(vi)	the Purchaser’s Income Tax reference number and the address of the Income Tax Department the Purchaser file his income tax returns.

4.	PURCHASER’S LOAN

4.1	In the event the Purchaser obtains a loan from a Bank or Financial Institution (hereinafter referred to as “the Purchaser’s Financier”) to assist in the purchase of the said Property, the Purchaser shall within the Completion Period or the Extended Completion Period, as the case may be:-

(i)	pay to the Vendor’s Solicitors as stakeholders the difference between the Balance Purchase Price and the Loan (hereinafter referred to as “the Differential Sum”); and

(ii)	cause the Purchaser’s Financier to forward and deposit with the Vendor’s Solicitors an original Letter of Undertaking addressed directly to the Vendor whereby the Purchaser’s Financier undertakes to release the loan to the Vendor’s Solicitors as stakeholders after presentation of the Memorandum of Transfer in favour of the Purchaser and the Charge in favour of the Purchaser’s Financier in respect of the said Property at the relevant land registry for registration (hereinafter referred to as “the Purchaser’s Financier’s Undertaking”). The Purchaser’s Financier’s Undertaking shall be given to the Vendor’s Solicitors for the sole purpose of delivering the documents referred to Clause 5.2 hereof to the Purchaser’s Financier’s Solicitors to enable the Financier to release the balance Loan towards payment of the Balance Sum to the Vendor’s Solicitors.

4.2	To facilitate the release of the Loan, the Vendor shall within fourteen (14) days from the date of receipt by the Vendor’s Solicitors of (i) the request by the Purchaser’s Financier’s Solicitors for the following documents and (ii) the Differential Sum (if any) [subject to the clearance of the cheque] (whichever is the latest) to deliver to the Purchaser’s Financier’s Solicitors of the following documents :-

i)	the Redemption Statement and undertaking as provided in Clause 5.1 herein,

ii)	the current quit rent and assessment receipts;

iii)	a letter of undertaking from the Vendor issued in favour of the Purchaser’s Financier to refund the Loan in the event the Memorandum of Transfer in favour of the Purchaser cannot be registered for any reason whatsoever; and

iv)	Vendor’s Solicitors written confirmation that the differential sum has been paid by the Purchaser

(hereinafter be collectively referred to as “the Vendor’s Documents”).
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PROVIDED THAT if the Vendor fails to deliver the Vendor’s Documents as stated above to the Purchaser’s Financier's Solicitors within fourteen (14) days from the date of receipt by the Vendors’ Solicitors of (i) request for the documents as stated above and (ii) the Differential Sum (if any) (subject to the clearance of the cheque) (whichever is the latest), any delay after the expiry of the said fourteen (14) days shall be excluded from the calculation of time in respect of the Completion Period or the Extended Completion Period, as the case may be, which the said dates shall be extended by the number of days delay after the expiry of the said fourteen (14) days till the Purchaser’s Financier’s Solicitors receipt of the Vendor’s Documents and no interest charges shall be payable during such period.

5.	REDEMPTION OF PROPERTY AND RELEASE OF MONIES TO VENDOR

5.1	The Vendor shall obtain the redemption statement and the relevant undertakings (hereinafter referred to as “the Redemption Statement”) from the Chargee after the Vendor’s Solicitors’ receipt of notification by the Purchaser’s Solicitors or the Purchaser’s Financier’s Solicitors of the particulars of the Purchaser’s Financier and the loan amount granted as the case may be. In the event the Balance Purchase Price is insufficient to redeem the said Property, the Vendor hereby undertakes to pay the deficit sum to the Vendor’s Solicitors as stakeholders within fourteen (14) days upon written notification by the Purchaser’s Solicitors or the Purchaser’s Financier’s Solicitors and any delay in excess of the said fourteen (14) days for the Vendor to pay the deficit sum shall be excluded from the computation of the Completion Period or the Extended Completion Period, as the case may be and no late payment interest shall be imposed on such days. In the event the Vendor failed, neglect or refused to pay the deficit sum after due notice have been given by the Purchaser then the conditions in Clause 14 shall apply mutatis mutandis.

5.2	The Vendor shall within fourteen (14) days from the date the Vendor’s Solicitors receipt of the Redemption Sum and the Purchaser’s Financier’s Undertaking deliver or cause to be delivered to the Purchaser’s Solicitors or the Purchaser’s Financier’s Solicitors, as the case may be, the following documents:-

(i)	the original Issue Document of Title;

(ii)	a valid and registrable Discharge of Charge duly executed and Stamped;

(iii)	the registered Duplicate Charge;

(iv)	the requisite registration fee; and

(v)	such other relevant documents on respect of the said Property required by the Land Registry to effect the registration of the transfer in favour of the Purchaser and Discharge of Charge (if any)

(hereinafter referred to as the “ the Title and Discharge Documents”)

PROVIDED THAT if the Vendor fails to deliver the Title and Discharge Documents stated above to the Purchaser’s Financier's Solicitors within the aforesaid fourteen (14) days from the date of receipt by the Vendor’s Solicitors of (i) the Redemption Sum and (ii) the original Purchaser’s Financier’s Undertaking, any delay after the expiry of the said fourteen (14) days shall be excluded from the calculation of time in respect of the Completion Period or the Extended Completion Period, as the case may be, which the said dates shall be extended by the number of days delay after the expiry of the said fourteen (14) days till the Purchaser’s Financier’s Solicitors receipt of the title and Discharge Documents and no interest charges shall be payable during such period.

5.3	Upon receipt of the Title and Discharge Documents, the following shall apply:-

(a)	In the event that the Purchaser settling the Balance Purchase Price without the assistance of the Loan:-

The Purchaser’s Solicitors shall present the Memorandum of Transfer for registration at the appropriate Land Office/Registry within seven (7) working days of their receipt of the aforesaid documents failing which the said Memorandum of Transfer in favour of the Purchaser shall be deemed to have been presented on the seven (7th) working day.
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(b)	In the event that the Purchaser obtaining the Loan to settle the Balance Purchase Price:-

The Purchaser’s Financier’s Solicitors shall present the Memorandum of Transfer and the Memorandum of Charge in favour of the Purchaser’s Financier for registration within seven (7) working days upon receipt of the same.

6.	VACANT/LEGAL POSSESSION

6.1	Subject to Clause 6.2 herein, the Vendor shall within seven (7) days from the Completion Date deliver vacant possession of the Property on as is where is basis to the Purchaser (hereinafter referred to “VP Period”) failing which, the Vendor shall pay to the Purchaser liquidated damages for late delivery of vacant possession of the Property at the rate of eight per centum ( 8%) per annum on the Purchase Price calculated from the date of expiry of the VP Period until the date on which vacant possession of the Property is actually delivered to the Purchaser.

The date vacant possession of the Property is delivered to the Purchaser shall be known as “VP Date”.

6.2	In the event the Property is tenanted after the execution of this Agreement, the Vendor shall simultaneously with execution of the Tenancy Agreement, execute an assignments in respect of the Tenancy Agreements in favour of the Purchaser and procure the Tenant to endorse his consent on the Tenancy assignment (hereinafter referred to as “the Tenancy Assignment”) and thereafter deposit the same with the Vendor’s Solicitors. The Vendor’s Solicitors shall attend to the following at the Completion Date:-

(i)	notify the Tenant in writing of the following:-

(a)	the date of completion of this Agreement; and

(b)	that the Rental payable pursuant to the Tenancy Agreement shall be payable to the Purchaser from the Completion Date.

and thereafter deliver a copy of the said notification duly acknowledged by the Tenant to the Purchaser’s Solicitors.

(ii)	forward an original and a duplicate of the Tenancy Assignment to the Purchaser’s Solicitors;

(iii)	forward to the Purchaser all the original Tenancy Agreement and the Tenancy Deposits (i.e. the security and utilities deposits) deposited by the Tenant with the Vendor under the Tenancy Agreement subject to deduction pursuant to Clause hereof; and

(iv)	forward to the Purchaser the portion of the rent payable by the Vendor to the Purchaser under Clause 7.1 hereof.

7.	APPORTIONMENT OF PROFITS AND OUTGOINGS AND CHANGE OF OWNERSHIP

7.1	The Purchaser shall be entitled to receive the rents payable under the Tenancy Agreement from the Completion Date. The rents payable under the relevant Tenancy Agreements for the month in which the Completion Date falls shall be apportioned between the Purchaser and the Vendor as at the Completion Date and shall be paid to the Purchaser on the Completion Date or set-off with the outgoings due to the Vendor as stated in Clause 7.4 hereof.
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7.2	All quit rent, assessments, maintenance/service charges, sinking fund, rates, taxed and other outgoings, if any, (except for water, electricity and sewerage charges which are payable by the Tenant, if the Property is tenanted) (“Outgoings”) payable to the relevant authorities in respect of the Property shall be apportioned as at the Completion Date or VP Date, as the case may be, PROVIDED ALWAYS that the Vendor shall indemnify the Purchaser and their heirs, personal representatives and assigns in respect of all penalties and damages that may arise as a result of any late payments or default in payments by the Vendor in respect of such quit rent, assessments and maintenance/service charges.

7.3	The parties hereby agree that on the Completion Date, the Vendor shall forward the computations for the outgoings (any amounts whatsoever including but not limited to the late payment interest and apportionment of quit rent, assessment and other outgoings except such utilities outgoings payable by the Tenant) due and payable to the Vendor by the Purchaser together with the relevant documents/receipts for the Purchaser’s approval for deduction of the same from the Tenancy Deposit and upon approval by the Purchaser the Vendor’s Solicitors shall deduct the said agreed amount from the Tenancy Deposits and forthwith release the balance Tenancy Deposit to the Purchaser.

7.4	The Vendor shall after the Completion Date or VP Date (whichever is applicable) be entitled to obtain a refund of the deposits that may have been paid by the Vendor to the relevant authorities in respect of the utilities for the said Property (including but not limited to electricity and water supply) and the Vendor shall inform the Purchaser for reconnection of any of the utilities for the said Property.

7.5	The Purchaser shall where necessary inform all the relevant authorities of the change of ownership of the Property upon completion of the sale and purchase herein and shall pay all costs and expenses incidental thereto or howsoever arising therefrom or in connection therewith.

8.	CONDITION OF THE PROPERTY

8.1	The Property is sold on an “as is where is” basis. The Purchaser is deemed to have inspected and is satisfied with the conditions state nature and character as at the date of this Agreement.

8.2	The Parties hereto hereby expressly agrees and confirms that any risks in respect of the said Property shall pass to the Purchaser only as from the legal possession or vacant possession of the property, as the case may be, is delivered to the Purchaser pursuant to Clause 6.2 or Clause 6.3 hereof.

9.	PURCHASER’S PRIVATE CAVEAT

At any time after the date hereof, the Purchaser shall be entitled at the Purchaser’s own cost and expense to present and register a private caveat or private caveats against the said Property for the purpose of protecting the Purchaser’s interest in the said Property and prohibiting any dealing by the Vendor in the said Property prior to the completion or lawful termination of this Agreement PROVIDED THAT the Purchaser hereby irrevocably and unconditionally agrees and covenants with and undertakes to the Vendor that the Purchaser shall at the Purchaser’s own costs and expenses ensure the Notice of Withdrawal of Private Caveat be signed simultaneously and be deposited with the Purchaser’s Solicitors who shall be authorised to lodge the same at the relevant land office upon the termination of this Agreement in accordance with the provisions herein and shall within seven (7) days thereof forward the particulars of the Presentation of the withdrawal of Caveat to the Vendor’s Solicitors.

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10.	NON REGISTRATION OF THE MEMORANDUM OF TRANSFER

10.1	In the event that the Memorandum of Transfer cannot be registered in favour of the Purchaser free from encumbrances by reason of any caveat, prohibitory order, default of the Vendor or other encumbrances attributable to the Vendor, then it shall be the duty of the Vendor to remove forthwith at his own costs and expenses such caveat prohibitory order or encumbrances within fourteen (14) working days from the date of receipt of the written notification from the Purchaser’s Solicitors, failing which the Vendor shall be deemed to have committed a breach referred to in clause 15 of this Agreement and the effect of the said clause shall apply. Alternatively and without prejudice to Clause 14 of this Agreement, in the event that the Vendor shall fail to remove such caveat prohibitory order or encumbrances, the Purchaser hereunder shall have a right to choose to remove such caveat, prohibitory order or encumbrances and in such event the Purchaser shall be entitled to claim from the Vendor damages and reimbursement of the costs and expenses incurred by the Purchaser upon solicitors and clients basis and the Vendor also liable to pay for penalty for late registration of Memorandum of Transfer.

10.2	If the Memorandum of Transfer cannot be registered in favour of the Purchaser for any reason that is not attributable to any act, omission, fault, neglect and/or blameworthy conduct on the part of the parties hereto which cannot be rectified, then the Purchaser is entitled by written notice to the Vendor, to terminate this Sale Agreement whereupon Clause 11 above shall apply mutatis mutandis.

11.	DAMAGE TO THE PROPERTY AND ACT OF GOD

In the event that the Property or any part thereof is destroyed or damaged by fire, flood or any Act of God not due to the omission act or default of the Vendor, and or is deemed to be unfit for human habitation before the delivery of the vacant possession, the Purchaser shall be entitled to serve on the Vendor a Notice of Rescission to terminate this Agreement and the Vendor shall on or before the expiry of fourteen (14) days from the date of receipt of the Notice of Rescission cause all monies paid by the Purchaser to the Vendor towards the Purchase Price to be refunded to the Purchaser free from interest, in default of which the Vendor shall pay to the Purchaser interest on the aforesaid monies or any part thereof remaining unpaid computed at the rate of Eight Per Centum (8%) per annum calculated on a daily basis from the date of the Notice of Rescission until the date of actual refund PROVIDED THAT the Purchaser shall simultaneously in exchange for the refund of monies return or cause to be returned to the Vendor all documents and/or instruments (if any) with the Vendor’s interest in the Property remains intact and free from any caveats lodged by or on behalf of the Purchaser and redeliver vacant possession of the Property to the Vendor if the same shall have been delivered to the Purchaser. Thereafter, neither party shall have any claim against each other whatsoever.

12.	WARRANTIES AND REPRESENTATIONS BY THE VENDOR

12.1	The Vendor hereby covenants, undertakes, represents and warrants to and with the Purchaser (on the basis of which the Purchaser enters into this Agreement with the Vendor) that: -

(a)	That the statements contained in the Recitals are correct and accurate;

(b)	That the Vendor is the registered and beneficial owner of the Property;

(c)	The Property has been charged to the Chargee under the National Land Code 1965;

(d)	That the Vendor has full power and authority to execute, deliver and perform the terms and conditions of this Agreement;

(e)	That the Vendor shall fully settle the quit rent, assessment and other outgoings payable by the Vendor which are in arrears and outstanding in respect of the Property until the Completion Date and/or VP Date;
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(f)	That there are no previous sale or agreement for the sale of the Property which are subsisting and that there are no claims or interest in relation to or affecting the Property;

(g)	That there are no outstanding notices, orders, requirements or schemes of any Federal, State, Local Government, Authority or Statutory Board which will prejudicially or adversely affect the present or continued use and enjoyment by the Vendor of the Property;

(h)	That the Vendor is not a bankrupt/wound up and is not subject to any bankruptcy/ winding up proceeding or other acts or proceedings which may render the sale transfer of the Property impossible or invalid;

(i)	That from the date of this Agreement, the Vendor shall not sell, transfer, charge, the Property or any part thereof pending the completion of this Agreement; and

(j)	That from the date of this Agreement, the Vendor shall not vary the terms of the Tenancy with the Tenant without the consent of the Purchaser pending the completion of this Agreement.

12.2	The Vendor hereby agrees and acknowledges that the Purchaser is entering into this Agreement and agreeing to purchase the Property in reliance upon the representations and warranties herein above and the Purchaser may treat the same as conditions of this Agreement.

12.3	It is hereby agreed that in the event there is a breach of the representation or warranties hereof, the Vendor shall rectify the said breach within Thirty (30) days of the Purchaser's notice requiring such rectification failing which Clause 14 hereof shall be applicable. Pending rectification of the breach by the Vendor, all the Purchaser's obligations under this Agreement shall be suspended.

13.	WARRANTIES AND REPRESENTATIONS BY THE PURCHASER

13.1	The Purchaser hereby represents and warrants to the Vendor that the Purchaser:-

(i)	has full power and capacity to execute, deliver, observe and perform this Agreement; and

(ii)	the Agreement constitute or when executed will constitute a legal, valid, and binding obligations of the Purchaser in accordance with the terms of the Agreement;

(iii)	that the Purchaser is not a undischarged bankrupt and there is presently no bankruptcy proceedings against the Purchaser and no receiving and adjudication orders have been made nor has any bankruptcy petition been presented against the Purchaser and are subsisting or not discharged; and

(iv)	all the representations, warranties, covenants and undertakings on its part and contained in this Clause will be fulfilled down to and will be true and correct at completion of the sale and purchase of the said Property in all respects as if they had been entered into afresh at completion.

13.2	If any representation and warranty in Clause 13.1 hereof shall at any time hereafter be found to have been untrue incorrect or inaccurate in any material respect then and in such event, without prejudice to any of the rights and remedies of the Vendor herein contained or under general law, the Vendor shall have the right to terminate this Agreement and Clause 15 hereof shall be applicable PROVIDED ALWAYS that the Vendor shall have by written notice notified to the Purchaser of the said breach of warranty and/or misrepresentation and the Purchaser shall has failed to rectify the same within thirty (30) days (if the breach is capable of remedy) from the date of receipt of such notification.
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14.	DEFAULT BY THE VENDOR

If the Vendor shall be in breach of any of the provisions of this Agreement and/or shall fail to complete the sale of the Property pursuant to this Agreement for any reason not attributable to the Purchaser, the Purchaser shall be entitled at his option: -

(i)	to the remedies of specific performance against the Vendor at the costs and expenses of the Vendor.

or

(ii)	to serve on the Vendor a notice in writing to elect to accept a sum equivalent to Ten Per Centum (10%) of the Purchase Price as agreed liquidated damages (hereinafter referred to as “the Liquidated Damages”) from the Vendor who shall within Fourteen (14) days from the date of receipt of the aforesaid notice pay the Liquidated Damages to the Purchaser and cause all monies paid by the Purchaser towards the Purchase Price pursuant to this Agreement including the Deposit paid by the Purchaser be refunded free from interest to the Purchaser in default of which payment and refund as aforesaid the Vendor shall further pay the Purchaser interest on the Liquidated Damages and the aforesaid monies or any part thereof remaining unpaid calculated at the rate of Eight Per Centum (8%) per annum on a daily basis from the date of the aforesaid notice until the date of actual payment and refund PROVIDED THAT the Purchaser shall in exchange of the refund and or payment of the aforesaid monies return or cause to be returned to the Vendor all documents and/or instruments (if any) with the Vendor’s interest in the Property remains intact and redeliver vacant possession of the Property to the Vendor if the same shall have been delivered to the Purchaser. Thereafter, this Agreement shall become null and void and neither party shall have any further claims or actions against the other and the Vendor shall be entitled at its sole discretion to sell the Property to any party without further reference to the Purchaser.

15.	DEFAULT BY THE PURCHASER

If the Purchaser shall fail or neglect to pay the Balance Purchase Price on or before the Extended Completion Period for any reason not attributable to the Vendor and/or breach of any provisions of this Agreement, the Vendor is entitled to terminate this Agreement by a written notice to the Purchaser or the Purchaser’s Solicitors and the Deposit Sum shall be forfeited by the Vendor and any other sum received by the Vendor towards the Balance Purchase Price shall be refunded free of interest to the Purchaser within fourteen (14) days from the date of termination and the Purchaser shall simultaneously in exchange for refund return to the Vendor all documents and/or instruments with the Vendor interest in the Property remains intact and redeliver vacant possession of the Property to the Vendor if the same shall have been delivered to the Purchaser. Thereafter, this Agreement shall be treated as null and void and of no further effect and neither party shall have any further claims or actions against the other and the Vendor shall be entitled at its sole discretion to sell the said Property to any party without further reference to the Purchaser.

16.	STAMP DUTIES AND OTHER EXPENSES

Unless otherwise stated in this Agreement, all stamp duties, registration fees and other expenses arising from and incidental to this sale and the subsequent transfer and assignment of tenancies shall be borne and paid by the Purchaser. All stamp duties; registration fees and expenses for the Discharge of Charge (if any) shall be borne and paid by the Vendor.

The legal cost and expenses for preparing the Deed of Assignment of Tenancy shall be borne and paid by the Purchaser.
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17.	SOLICITORS COSTS

Each party shall bear their own solicitors’ costs.

18.	TIME

Time wherever mentioned shall be of the essence of this Agreement.

19.	GOVERNMENT ACQUISITION

In the event the Property or any part thereof is without the fault of either party acquired or subjected to an intended acquisition by the Government or any Public Authority and any notification or declaration pursuant to the Land Acquisition Act 1960 or any amendment therein shall be published after the date hereof but prior to the expiry of the Completion Period or the Extended Completion Period, the Vendor shall immediately give notice in writing to the Purchaser of such notification or declaration and the Vendor shall if demanded by the Purchaser forthwith refund to the Purchaser all sums paid to the Vendor under this Agreement Provided That the Purchaser shall return or cause to be returned to the Vendor all documents and/or instruments with the Vendor’ interest in the Property remains intact and redeliver vacant possession of the Property to the Vendor if the same shall have been delivered to the Purchaser and upon such refund being made neither parties hereto shall have any further claims against the other under or in respect of this Agreement. Alternatively, the Purchaser may elect to continue to proceed with the purchase by paying the Balance Purchase Price together with interest thereon (if any) in accordance with the terms herein but any compensation made by the acquisition body together with the right to appeal against the compensation made shall belong to the Purchaser. The Vendor shall (if required) attend and render all assistance including producing relevant documents provided by the Purchaser at hearings to support claims for compensation,

20.	REAL PROPERTY GAINS TAX

20.1	The parties hereto hereby shall, within sixty (60) days of the date hereof, individually notify the Director-General of Inland Revenue, Malaysia (hereinafter referred to as “DGIR”) the prescribed forms relating to the acquisition and disposal of the said Property Agreement in accordance with the provisions of the Real Property Gains Tax Act, 1976 (as amended by the Finance Act 2010) including any amendments or statutory modifications thereof (hereinafter referred to as “the RPGT Act”).

20.2	The Vendor hereto irrevocably authorizes the Purchaser to deduct from the Deposit the sum of Ringgit Malaysia Seventeen Thousand Five Hundred and Fifty (RM17,550.00) only an amount equivalent to two percent (2%) of the Purchase Price (hereinafter referred to as the “RPGT Retention Sum”) and pay to the Purchaser’s Solicitors and the Purchaser’s Solicitors are hereby authorized by the parties to deal with the same in accordance with the provision herein. Subject to the Purchaser’s Solicitors’ due receipt of the RPGT Retention Sum, the Purchaser’s Solicitors shall pay the entire RPGT Retention Sum to the DGIR together with the Form 502 within thirty (30) days from the date of this Agreement and thereafter forward a certified true copy of the Form CKHT 502 and the original receipt for payment of the RPGT Sum to the Vendor’s Solicitors, within three (3) days from the date of payment thereof.

20.3	The Vendor hereby agrees, undertakes and covenants to pay all additional real property gains tax payable (if any) in respect of the disposal of the said Property in accordance with the time period as stipulated in the notice of assessment of tax received from the DGIR. If the RPGT Retention Sum exceeds the Real Property Gains Tax payable in connection with the disposal of the said Property, the Vendor shall be responsible to recover the excess amount from the DGIR without recourse to the Purchaser or the Purchaser’s Solicitors.

20.4	Notwithstanding the foregoing the Vendor hereby expressly warrant(s) covenant(s) and undertake(s) with the Purchaser that the Vendor will bear and pay all taxes (if any) chargeable under the Real Property Gains Tax Act, 1976 in respect of the sale and disposal of the said Property and further undertakes with the Purchaser to indemnify and keep indemnified the Purchaser against all and any claims or demands whatsoever resulting from the Vendor’s non–compliance or non-performance with any of the provisions of the RPGT Act in respect of the sale/disposal of the said Property including all actions proceedings costs and demands in respect thereof as determined by the court and similarly the Purchaser shall indemnify and keep the Vendor fully indemnified against all actions, proceedings, prosecutions, claims, demands costs, damages, losses, fines, or penalties which may be brought made or levied against or suffered by the Vendor as a result of the Purchaser’s or the Purchaser’s Solicitors non-compliance with the provisions of Clause 20.2 hereof.
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21.	SEVERABILITY

Any term, condition, stipulation, provision, covenant or undertaking in this instrument which is illegal, void, prohibited or unenforceable shall be ineffective to the extent of such illegality, voidness, prohibition or unenforceability without invalidating the remaining provisions hereof, and any such illegality, voidness, prohibition or unenforceability shall not invalidate or render illegal, void or unenforceable any other term, condition, stipulation, provision, covenant or undertaking herein contained

22.	MISCELLANEOUS

(a)	In this Agreement unless there be something in the subject matter or context inconsistent therewith words importing the singular number or the masculine gender only shall include the plural number or feminine gender and vice versa and words importing individual person shall also be deemed to include corporations and the expression “Vendor” and “Purchaser” shall include his assigns.

(b)	This Agreement shall be binding upon the heirs, nominee(s), personal representatives, permitted assigns and successors-in-title of the parties hereto.

(c)	Any notice to be given under this Agreement shall be in writing and shall be sufficiently served on the Vendor if sent to him by prepaid registered post addressed to him at his address herein stated or to his last known address or to his solicitors and any notice to the Purchaser shall be in writing and shall be sufficiently served on the Purchaser if sent to him by prepaid registered post addressed to him at his address herein stated or to his last known address or to his solicitors and any notice sent aforesaid shall be deemed to have been received in the ordinary course of post.

(d)	The headings to Clauses in this Agreement are inserted for convenience only and shall be ignored in construing the provision of this Agreement.

(e)	"working day" means a week day [other than a Saturday, Sunday or national holiday] between the hours of 9:00 a.m. to 5:00 p.m. in which banks are open for business in Kuala Lumpur and Selangor.

THE REST OF THIS PAGE IS DELIBERATELY LEFT BLANK

**********************************************

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IN WITNESS WHEREOF the parties hereto have hereunto set their hands the day and year first above written.

The Common Seal of the Vendor	)
FNAC HOLDINGS SDN BHD	)
(Company No. 874941-U))
is affixed hereunto	)
in the presence of:	)

____________________	____________________
Director	Director
Name: NG KIM TECK	Name: CHONG HWEE YEOK ANNA
NRIC No. S1605230B	NRIC No.S6930289J

The Common Seal of the Purchaser	)
PGCG HOLDINGS SDN BHD	)
(Company No. 983271-U))
is affixed hereunto	)
in the presence of:	)

____________________	____________________
Director	Director
Name:	Name:
NRIC No.	NRIC No.

This is the execution page of the Sale and Purchase Agreement between the Vendor and the Purchaser for property known as Unit No.E-1-2 (Mezzanine Floor) Megan Avenue 1, No.189, Jalan Tun Razak, 50450 Kuala Lumpur.

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FIRST SCHEDULE

SECTION	PARTICULARS	DESCRIPTION
1	DATE OF THIS AGREEMENT
2	VENDOR

FNAC HOLDINGS SDN BHD (Company No. 874941-U) a company incorporated in Malaysia under the Companies Act 1965 and having its registered office at No. 19-3, Jalan 3/146, Bandar Tasik Selatan, 57000 Kuala Lumpur

3	PURCHASER	PGCG ASSETS HOLDINGS SDN BHD (Company No. 983271-U) No. 11-2, Jalan 26/70A, Desa Hartamas 50480 Kuala Lumpur
4	THE PROPERTY

One (1) unit of commercial office Lot within a Twelve (12) storey Shop-Office Block bearing postal address

No. E-1-2, (Mezzanine Floor) Megan Avenue 1, No. 189, Jalan Tun Razak, 50400 Kuala Lumpur erected on a freehold land held under Strata Title No. Geran 40011/M1-E/N1/369, No. Petak 369, Tingkat No. N1, Bangunan No. M1-E, Lot 162 Seksyen 43, Bandar Kuala Lumpur, Daerah and Negeri Wilayah Persekutuan Kuala Lumpur measuring approximately _____ square meters

5	CHARGEE	UNITED OVERSEAS BANK (MALAYSIA) BHD Charge Presentation No. 36295/2010 dated 23/09/2010
6	PURCHASE PRICE	Ringgit Malaysia __________________ (RM ____________) only.
7	EARNEST DEPOSIT	Ringgit Malaysia __________________ (RM ____________) only.

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8	BALANCE DEPOSIT SUM

Ringgit Malaysia __________________

(RM ___________) only shall be paid by the Purchaser in the following manner upon execution of this Agreement:-

(a)              RM __________ to the Purchaser’s Solicitors as stakeholder being retention sum for real property gains tax pursuant to Clause 20.2; and

(b)             RM ___________ to the Vendor.

9	BALANCE PURCHASE PRICE	Ringgit Malaysia __________________ (RM ____________) only.
10	COMPLETION PERIOD	Three (3) months from the date of this Agreement.
11	EXTENDED COMPLETION DATE	Ninety (90) days from the expiry of the Completion Period subject to payment of interest at the Prescribed Rate.
12	INTEREST At PRESCRIBED RATE

Eight Percent (8%) per annum on the Balance Purchase Price OR on any balance remaining unpaid calculated on a daily basis from the commencement of the Extended Completion Period to the date of full payment.

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